Exhibit 10.1

FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT (this “First Amendment”) is dated as of the 13th day of November, 2015 by and between BNC BANCORP, a North Carolina corporation (the “Borrower”), and SYNOVUS BANK, as Lender (the “Lender”).

WHEREAS, the Borrower and the Lender entered into that certain 364-Day Revolving Credit Agreement dated as of November 14, 2014 (as in effect prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Maturity Date be extended to November 12, 2016;

WHEREAS, the Borrower has further requested that the Revolving Commitment be increased from $15,000,000 to $25,000,000; and

WHEREAS, the Lender is willing to amend the Credit Agreement on the terms and conditions contained in this First Amendment;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in the Credit Agreement as amended by this First Amendment, the Borrower and the Lender agree as follows:

Section 1. Definitions. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Section 2. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereby”) shall be deemed to be references to the Credit Agreement as amended hereby.

Section 3. Specific Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

3.01. Recitals. The first recital of the Credit Agreement is hereby amended by replacing the reference to “$15,000,000” with “$25,000,000”.

3.02. Maturity Date. Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Maturity Date” contained therein to read in its entirety as follows:

“‘Maturity Date’ shall mean November 12, 2016.”

3.03. Revolving Commitment. Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Revolving Commitment” contained therein to read in its entirety as follows:

“‘Revolving Commitment’ shall mean the obligation of the Lender to make Revolving Loans hereunder in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.”

3.04. Revolving Credit Note. Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Revolving Credit Note” contained therein to read in its entirety as follows:

“‘Revolving Credit Note’ shall mean a promissory note of the Borrower made payable to the order of the Lender in the principal amount of $25,000,000, in substantially the form of Exhibit B.”

3.05. Commitment Fees. Section 2.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 2.9. Commitment Fees. The Borrower shall pay to the Lender a commitment fee for the period from and including November 13, 2015 through and including the then current Maturity Date (the “Commitment Fee Period”), computed on a per annum basis and the actual number of days elapsed, equal to 0.125% multiplied by the amount on each day by which the Revolving Commitment exceeds the aggregate outstanding principal amount of Revolving Loans on such day. The commitment fee shall accrue at all times during the Commitment Fee Period, including at any time during which one or more of the conditions to borrowing set forth in Article III is not satisfied, and shall be due and payable monthly in arrears on the last day of each month and on the Maturity Date.”

Section 4. Other Documents. All other Loan Documents executed and delivered in connection with the Credit Agreement are hereby amended solely to the extent necessary to conform to this First Amendment.

Section 5. Conditions. The effectiveness of this First Amendment is subject to the satisfaction of the following conditions precedent (other than the condition set forth in paragraph (h) below (which may be satisfied after the date hereof)):

(a) the Lender shall have received a counterpart of this First Amendment duly executed by all signatories hereto;

(b) the Borrower shall have paid to the Lender an upfront fee equal to 0.50% of the Revolving Commitment, as increased by this First Amendment, such fee to be non-refundable and fully earned upon receipt;

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(c) the Lender shall have received a written opinion of Troutman Sanders LLP addressed to the Lender and covering substantially all of the matters set forth in the opinion rendered on the Closing Date of the Credit Agreement but as they relate to this First Amendment and otherwise in form and substance satisfactory to the Lender;

(d) the Lender shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, attaching and certifying resolutions of its board of directors authorizing the execution, delivery and performance of this First Amendment and certifying the name, title and true signature of each officer of the Borrower executing the Loan Documents and otherwise in form and substance satisfactory to the Lender;

(e) the Lender shall have received a certificate dated the date hereof and signed by a Responsible Officer, certifying that (w) no Default or Event of Default exists, (x) all representations and warranties of the Borrower set forth in the Loan Documents remain true and correct on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), (y) since June 30, 2015, there shall have been no change, event or other circumstance which has had or could reasonably be expected to have a Material Adverse Effect and (z) no consents, approvals, authorizations, registrations, filings or orders of the type described in section 5(f) below are required to be made or obtained in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any transaction contemplated thereby, other than those that have been obtained;

(f) the Lender shall have received certified copies of all consents, approvals, authorizations, registrations and filings and orders required to be made or obtained under any applicable laws, or by any contractual obligation of the Borrower, in connection with the execution, delivery, performance, validity and enforceability of this First Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Revolving Loans or any transactions being financed with the proceeds thereof shall be ongoing;

(g) the Lender shall have received a duly executed Revolving Credit Note payable to the Lender in a face amount equal to the Revolving Commitment, as increased hereby;

(h) the Lender shall have received the results of a recent UCC, tax, judgment and lien searches in respect of the Borrower, and such searches shall reveal no Liens of record other than Liens permitted pursuant to Section 7.2 of the Credit Agreement;

(i) the Borrower shall have paid all fees and expenses contemplated by Section 8 hereof; and

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(j) the Lender shall have received such other documents, instruments and agreements as the Lender may reasonably request relating to the transactions contemplated herein.

Section 6. Representations and Warranties. To induce the Lender to enter into this First Amendment, the Borrower hereby represents and warrants to the Lender that:

(a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this First Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this First Amendment, and the other Loan Documents to which it is a party in accordance with their respective terms. This First Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this First Amendment and the Loan Agreement, as amended by this First Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

(b) Compliance with Laws. The execution and delivery by the Borrower of this First Amendment and the performance by the Borrower of this First Amendment and the Credit Agreement, as amended by this First Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority (other than any filings required by applicable securities laws) or violate any law, rule or regulation applicable to the Borrower or any judgment, order or ruling of any Governmental Authority; (ii) violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower; or (iii) result in the creation or imposition of any Lien on any asset of the Borrower.

(c) No Default. As of the date hereof, no Default or Event of Default shall have occurred and be continuing.

Section 7. Reaffirmation of Representations. The Borrower hereby represents, repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this First Amendment in full (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, the Borrower hereby represents, repeats and reaffirms such representation and warranty as of such date).

Section 8. Payment of Expenses. The Borrower agrees to pay or reimburse the Lender, upon demand, for its reasonable out-of-pocket fees, costs and expenses (including attorneys’ fees) incurred in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other documents and agreements executed and delivered in connection herewith.

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Section 9. Effect; Ratification.

(a) Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The Credit Agreement is hereby ratified and confirmed in all respects. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this First Amendment.

(b) Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Lender reserves all rights, privileges and remedies under the Loan Documents.

(c) This First Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This First Amendment shall for all purposes be deemed to be a “Loan Document” under the Credit Agreement and entitled to the benefits thereof.

Section 10. Further Assurances. The Borrower agrees to take all further actions and execute such other documents and instruments as the Lender may from time to time reasonably request to carry out the transactions contemplated by this First Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 11. Binding Effect. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 12. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. The exchange of copies of this First Amendment and of signature pages by facsimile or .pdf via email transmission shall constitute effective execution and delivery of this Agreement as to the parties.

Section 13. Severability; Headings. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this First Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

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Section 14. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to 364-Day Revolving Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BNC BANCORP,
as Borrower

By:	/s/ Richard D. Callicutt II
Name:	Richard D. Callicutt II
Title:	President and Chief Executive Officer

SYNOVUS BANK,
as Lender

By:	/s/ Michael Sawicki
Name:	Michael Sawicki
Title:	Senior Vice President and Director LCBG East